EXHIBIT 99.1

ADTRAN, Inc. Reports Earnings for the Fourth Quarter 2017 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)—January 16, 2018-- ADTRAN, Inc. (NASDAQ:ADTN) reported results for the fourth quarter 2017. For the quarter, sales were $126.5 million compared to $163.0 million for the fourth quarter of 2016. Net income was a loss of $11.1 million compared to income of $7.6 million for the fourth quarter of 2016. Earnings per share, assuming dilution, were a loss of $0.23 compared to income of $0.16 for the fourth quarter of 2016. Non-GAAP earnings per share were $0.05 compared to $0.21 for the fourth quarter of 2016. GAAP results for the fourth quarter 2017 reflect the impact of the Tax Cuts and Jobs Act that resulted in a charge to tax expense of $11.9 million, which has been excluded from non-GAAP earnings. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “As we previously disclosed, our results for the quarter were negatively affected by a merger-related review and spending slowdown by a domestic Tier 1 customer. While this disruption continues to impact our business, our overall expectations regarding our domestic and international programs and opportunities remain positive. The company’s engagement with leading service providers across the globe is extremely strong, with high interest and acceptance of our next-generation Software Defined Access solutions. ADTRAN is well positioned to help our carrier and MSO customers successfully manage the transition to a fully realized Gigabit and beyond marketplace by providing the industry’s most innovative and complete portfolio of transformative SD-Access solutions so that any subscriber, in any market, can realize the full potential of the network.”

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2017. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on January 31, 2018. The ex-dividend date is January 30, 2018, and the payment date is February 14, 2018.

The Company confirmed that its fourth quarter conference call will be held Wednesday, January 17, 2018, at 9:30 a.m. Central Time. ADTRAN will webcast this conference. To listen, simply visit the Investor Relations site at www.investors.adtran.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at investor.relations@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2016. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	December 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$86,433	$79,895
Short-term investments	16,129	43,188
Accounts receivable, net	143,835	92,346
Other receivables	22,746	15,137
Income tax receivable, net	—	760
Inventory, net	122,542	105,117
Prepaid expenses and other current assets	17,455	16,459
Total Current Assets	409,140	352,902

Property, plant and equipment, net	85,079	84,469
Deferred tax assets, net	23,318	38,036
Goodwill	3,492	3,492
Other assets	13,725	12,234
Long-term investments	130,256	176,102
Total Assets	$665,010	$667,235

Liabilities and Stockholders' Equity
Accounts payable	$60,495	$77,342
Unearned revenue	13,070	16,326
Accrued expenses	13,232	12,434
Accrued wages and benefits	15,948	20,433
Income tax payable, net	104	—
Total Current Liabilities	102,849	126,535

Non-current unearned revenue	4,556	6,333
Other non-current liabilities	33,854	28,050
Bonds payable	25,600	26,800
Total Liabilities	166,859	187,718

Stockholders' Equity	498,151	479,517

Total Liabilities and Stockholders' Equity	$665,010	$667,235

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Sales
Products	$96,058	$126,793	$540,665	$525,502
Services	30,461	36,193	125,918	111,279
Total Sales	126,519	162,986	666,583	636,781
Cost of sales
Products	49,696	67,790	279,541	270,695
Services	18,015	24,409	83,389	74,742
Total Cost of Sales	67,711	92,199	362,930	345,437
Gross Profit	58,808	70,787	303,653	291,344
Selling, general and administrative expenses	31,387	34,438	135,489	131,805
Research and development expenses	31,489	32,077	130,434	124,804
Operating Income (Loss)	(4,068)	4,272	37,730	34,735
Interest and dividend income	1,523	1,226	4,380	3,918
Interest expense	(139)	(142)	(556)	(572)
Net realized investment gain	1,816	1,769	4,685	5,923
Other income (expense), net	127	(273)	(1,559)	(651)
Gain on bargain purchase of a business	—	(8)	—	3,542
Income (Loss) before provision for income taxes	(741)	6,844	44,680	46,895
Provision for income taxes	(10,376)	728	(20,847)	(11,666)
Net Income (Loss)	$(11,117)	$7,572	$23,833	$35,229

Weighted average shares outstanding – basic	48,280	48,383	48,153	48,724
Weighted average shares outstanding – diluted	48,912	48,757	48,699	48,949

Earnings per common share – basic	$(0.23)	$0.16	$0.49	$0.72
Earnings per common share – diluted	$(0.23)	$0.16	$0.49	$0.72

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net Income (Loss)	$(11,117)	$7,572	$23,833	$35,229
Other Comprehensive Income (Loss), net of tax
Net unrealized gains (losses) on available-for-sale securities	(349)	(1,366)	2,163	(1,528)
Net unrealized gains on cash flow hedges	196	—	—	—
Defined benefit plan adjustments	762	(1,225)	976	(1,122)
Foreign currency translation	599	(1,771)	6,001	(569)
Other Comprehensive Income (Loss), net of tax	1,208	(4,362)	9,140	(3,219)
Comprehensive Income (Loss), net of tax	$(9,909)	$3,210	$32,973	$32,010

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve Months Ended
	December 31,
	2017	2016
Cash flows from operating activities
Net income	$23,833	$35,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,690	14,407
Amortization of net premium on available-for-sale investments	425	643
Net realized gain on long-term investments	(4,685)	(5,923)
Net (gain) loss on disposal of property, plant and equipment	(145)	22
Gain on bargain purchase of a business	—	(3,542)
Stock-based compensation expense	7,433	6,695
Deferred income taxes	14,069	(2,685)
Change in operating assets and liabilities:
Accounts receivable, net	(48,773)	(21,302)
Other receivables	(6,906)	4,101
Inventory	(15,519)	(10,887)
Prepaid expenses and other assets	(5,003)	(7,108)
Accounts payable	(17,877)	26,722
Accrued expenses and other liabilities	(5,448)	8,792
Income taxes payable/receivable, net	536	(3,162)
Net cash provided by (used in) operating activities	(42,370)	42,002

Cash flows from investing activities
Purchases of property, plant and equipment	(14,719)	(21,441)
Proceeds from disposals of property, plant and equipment	151	—
Proceeds from sales and maturities of available-for-sale investments	173,752	225,075
Purchases of available-for-sale investments	(93,141)	(209,172)
Acquisition of business	—	(943)
Net cash provided by (used in) investing activities	66,043	(6,481)

Cash flows from financing activities
Proceeds from stock option exercises	13,412	4,717
Purchases of treasury stock	(17,348)	(25,817)
Dividend payments	(17,368)	(17,583)
Payments on long-term debt	(1,100)	(1,100)
Net cash used in financing activities	(22,404)	(39,783)

Net increase (decrease) in cash and cash equivalents	1,269	(4,262)
Effect of exchange rate changes	5,269	(393)
Cash and cash equivalents, beginning of year	79,895	84,550

Cash and cash equivalents, end of year	$86,433	$79,895

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$408	$2,103

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expense was recorded in the following Consolidated Statements of Income categories for three and twelve months ended December 31, 2017 and 2016:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Restructuring expense included in cost of sales	$—	$14	$—	$1,321

Selling, general and administrative expense	59	—	152	637
Research and development expense	—	—	122	—
Restructuring expense included in operating expenses	59	—	274	637

Total restructuring expense	59	14	274	1,958
Provision for income taxes	(23)	(4)	(107)	(607)

Total restructuring expense, net of tax	$36	$10	$167	$1,351

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc., on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA), and on September 13, 2016, we closed on the acquisition of CommScope’s active fiber business (CommScope). Acquisition related expenses, amortizations and adjustments for the three and twelve months ended December 31, 2017 and 2016 for all three transactions are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$158	$158	$632	$662

NSN BBA acquisition
Amortization of acquired intangible assets	95	221	527	901
Amortization of other purchase accounting adjustments	—	30	39	224
Subtotal - NSN BBA acquisition	95	251	566	1,125

CommScope acquisition
Amortization of acquired intangible assets	219	673	1,732	785
Amortization of other purchase accounting adjustments	3	42	88	126
Acquisition related professional fees, travel and other expenses	—	29	8	74
Subtotal - CommScope acquisition	222	744	1,828	985

Total acquisition related expenses, amortizations and adjustments	475	1,153	3,026	2,772
Provision for income taxes	(178)	(429)	(1,135)	(991)
Total acquisition related expenses, amortizations and adjustments, net of tax	$297	$724	$1,891	$1,781

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and twelve months ended December 31, 2017 and 2016:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Cost of goods sold	$2	$43	$88	$232

Selling, general and administrative expenses	51	70	215	131
Research and development expenses	422	1,040	2,723	2,409
Total acquisition related expenses, amortizations and adjustments included in operating expenses	473	1,110	2,938	2,540

Total acquisition related expenses, amortizations and adjustments	475	1,153	3,026	2,772
Provision for income taxes	(178)	(429)	(1,135)	(991)
Total acquisition related expenses, amortizations and adjustments, net of tax	$297	$724	$1,891	$1,781

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Stock-based compensation expense included in cost of sales	$98	$107	$379	$389

Selling, general and administrative expense	1,045	1,019	4,063	3,341
Research and development expense	717	968	2,991	2,965
Stock-based compensation expense included in operating expenses	1,762	1,987	7,054	6,306

Total stock-based compensation expense	1,860	2,094	7,433	6,695
Tax benefit for expense associated with non-qualified options, PSUs, RSUs and restricted stock	(484)	(320)	(1,699)	(963)

Total stock-based compensation expense, net of tax	$1,376	$1,774	$5,734	$5,732

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

GAAP earnings per common share - diluted	$(0.23)	$0.16	$0.49	$0.72

Restructuring expense	—	—	—	0.03
Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.04	0.04
Stock-based compensation expense	0.03	0.04	0.12	0.12
Impact of the Tax Cuts and Jobs Act	0.24	—	0.24	—
Gain on bargain purchase of a business	—	—	—	(0.07)

Non-GAAP earnings per common share - diluted	$0.05	$0.21	$0.89	$0.84